FLORIDA ROCK INDUSTRIES, INC.
                155 East 21st Street, Jacksonville, Florida 32206
                       -----------------------------------

                                    NOTICE OF
                         ANNUAL MEETING OF SHAREHOLDERS

To The Shareholders:

     The Annual Meeting of Shareholders of Florida Rock Industries, Inc. will be held at 9 o'clock in the morning, local time, on Wednesday, February 3, 1999, at the general offices of the Company, 155 East 21st Street, Jacksonville, Florida 32206, for the following purposes, as more fully described in the attached proxy statement:

1.   To elect four directors to serve for a term of three years.

2. To transact such other business as may properly come before the meeting or any adjournments thereof.

     Shareholders of record at the close of business on December 7, 1998 are entitled to vote at said Annual Meeting or any adjournment or adjournments thereof.

                                        BY ORDER OF THE BOARD OF DIRECTORS

December 14, 1998                            Dennis D. Frick
                                                Secretary

          TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE COMPLETE
                THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE
                ACCOMPANYING ENVELOPE. IF YOU ATTEND THE MEETING,
                 YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

                          FLORIDA ROCK INDUSTRIES, INC.
                155 East 21st Street, Jacksonville, Florida 32206

                                 PROXY STATEMENT
                        ANNUAL MEETING - February 3, 1999

     The attached proxy is solicited by the Board of Directors of Florida Rock Industries, Inc. (the "Company") for use at the annual meeting of the shareholders to be held on Wednesday, February 3, 1999 at 9 o'clock in the morning, local time, and any adjournments thereof, at the principal offices of the Company, 155 East 21st Street, Jacksonville, Florida 32206. The proxy is revocable by written notice to the Secretary of the Company at any time before its exercise.

     Shares represented by properly executed and returned proxies will be voted at the meeting in accordance with the shareholders' directions or, if no directions are indicated, will be voted in favor of the election of the nominees proposed in this proxy statement and, if any other matters properly come before the meeting, in accordance with the best judgment of the persons designated as proxies.

     This proxy statement and the accompanying proxy are being distributed to shareholders on or about December 14, 1998.

                                VOTING PROCEDURES

     The holders of record of common stock at the close of business on December 7, 1998, may vote at the meeting. On such date there were outstanding 18,853,256 shares of common stock of the Company. Under the Company's Restated Articles of Incorporation and Bylaws each share of common stock is entitled to one vote. Under the Company's Bylaws, the holders of a majority of the outstanding shares entitled to vote shall constitute a quorum for the transaction of business at the meeting.

     Under the Florida Business Corporation Act ("FBCA"), directors are elected by a plurality of the votes cast and other matters are approved if the affirmative votes cast by the holders of the shares represented at the meeting and entitled to vote on the subject matter exceed the votes opposing the action, unless a greater number of affirmative votes is required by this act or the Company's Restated Articles of Incorporation. Abstentions and broker non-votes will have no effect on the vote for election of directors and most routine matters. A broker non-vote generally occurs when a broker who holds shares in street name for a customer does not have authority to vote on certain non-routine matters because its customer has not provided any voting instructions on the matter.

1.   ELECTION OF DIRECTORS

     Under the Company's Restated Articles of Incorporation, the Board of Directors is divided into three classes. One class of directors is elected at each annual meeting of shareholders for a three-year term of office. The below-named directors are nominated to be re-elected to hold office until the 2002 annual meeting. The enclosed proxy will be voted for the election of the persons named as directors of the Company unless otherwise indicated by the shareholders. If any of the nominees named should become unavailable for election for any presently unforeseen reason, the persons named in the proxy shall have the right to vote for a substitute as may be designated by the Board of Directors to replace such nominee, or the Board may reduce the number of directors accordingly.

     The following table sets forth information with respect to each nominee for election as a director and each director whose term of office continues after the 1999 annual meeting. Reference is made to the sections entitled "Common Stock Ownership of Certain Beneficial Owners" and "Common Stock Ownership by Directors and Officers" for information concerning stock ownership of the nominees and directors.


NAME AND PRINCIPAL                                              DIRECTOR                 OTHER
    OCCUPATION                                       AGE         SINCE               DIRECTORSHIPS

                                   Class I - Nominees for Terms Expiring in 2002



A. R. Carpenter                                      56         1993             Regency Realty
 President and Chief                                                              Corporation
 Executive Officer of CSX                                                        American Heritage
 Transportation, Inc.                                                             Life Insurance Co.
                                                                                 Stein Mart, Inc.

John D. Baker, II                                    50         1979             FRP Properties, Inc.
 President and Chief                                                             Hughes Supply, Inc.
 Executive Officer
 of the Company

Charles H. Denny III                                 66         1975
 Investments

G. Kennedy Thompson                                  48         1998
 Vice Chairman, First
 Union Corporation

                                        2




                                         Class II - Terms Expiring in 2000

Edward L. Baker                                      63         1970             FRP Properties, Inc.
 Chairman of the Board                                                           Regency Realty
 of the Company                                                                   Corporation
                                                                                 American Heritage
                                                                                  Life Investment
                                                                                  Corporation
                                                                                 Flowers Industries,
                                                                                  Inc.

Francis X. Knott                                     53         1988             FRP Properties, Inc.
 Chief Executive Officer
 of Partners Management
 Company

Radford D. Lovett                                    65         1984             First Union Cor-
 Chairman of the Board of                                                         poration
 Commodores Point Terminal                                                       Winn-Dixie Stores,
 Corp. (marine terminal)                                                          Inc.
                                                                                 American Heritage
                                                                                  Life Investment
                                                                                  Corporation
                                                                                 FRP Properties,
                                                                                  Inc.

                                        Class III - Terms Expiring in 2001

Thompson S. Baker II                                 40         1991             FRP Properties, Inc.
 Vice President of the
 Company

Albert D. Ernest, Jr.                                68         1989             FRP Properties, Inc.
 President of Albert                                                             Regency Realty
 Ernest Enterprises, an                                                           Corporation
 investment and consulting                                                       Stein Mart, Inc.
 firm                                                                            Wickes Lumber Company

Luke E. Fichthorn III                                57         1972             Bairnco Corporation
 Partner in Twain                                                                FRP Properties, Inc.
 Associates (a private
 investment banking firm);
 Chairman of the Board
 and Chief Executive Officer
 of Bairnco Corporation
 (manufacturing)

C. J. Shepherdson                                    82         1972
 Vice President of the
 Company


     All of the nominees and directors have been employed in their respective positions for the past five years, except John D. Baker II and G. Kennedy Thompson. In February, 1996, John D. Baker II was elected to the additional position of Chief Executive Officer of the Company. Mr. Thompson was elected to his current position in October 1998. Previously, he served as Managing Director, First Union Capital Markets Group.

     Edward L. Baker and John D. Baker II are brothers. Thompson S. Baker II is the son of Edward L. Baker.

     See  "Compensation  Committee  Interlocks  and Insider  Participation"  and
"Certain Relationships and Related Transactions" for a discussion of the relationships between the Company and FRP Properties, Inc.

     Other Information About the Board and Its Committees

     Meetings. During the fiscal year ended September 30, 1998 the Company's Board of Directors held five meetings. Directors who are not employees of the Company or its subsidiaries are paid annual fees of $15,000 plus $2,000 for each directors' meeting attended. Members of the Company's Audit and Compensation Committees receive $300 and the Chairman of each committee receives $500 for each committee meeting attended. Members of the Long Range Planning Committee received $1,250 for each committee meeting held. All such directors currently participate in the Company's Directors Stock Purchase Plan under which a director may designate all, or any part, of his director's compensation for investment in the Company's Stock purchased in the open market through a broker. The Company matches 25% of the director's designated portion and pays all broker commissions.

     Executive Committee. Edward L. Baker and John D. Baker II comprise the Executive Committee. To the extent permitted by law, the Executive Committee exercises the powers of the Board between meetings of the Board of Directors. During the fiscal year ended September 30, 1998, the Executive Committee held no formal meetings, but acted on various resolutions by unanimous written consents.

     Audit Committee. During the past year, Messrs. Ernest, Denny, Fichthorn, Hubbard, Knott and Rice comprised the Audit Committee. Messrs. Hubbard and Rice stepped down from the Audit Committee during the year when they became directors emeritus. The Audit Committee recommends the appointment of independent accountants to audit the Company's consolidated financial statements and to perform professional services related to the audit, meets with the independent accountants and reviews the scope and results of their audit, and reviews the fees charged by the independent auditors. The Committee also reviews the scope and results of internal audits. During fiscal 1998, the Audit Committee held three meetings.

     Compensation Committee. During the past year Messrs. Carpenter, Ernest, Hubbard, Lovett, Fichthorn and Rice comprised the Compensation Committee. Messrs. Hubbard and Rice stepped down from the Compensation Committee during the year when they became directors emeritus. The Committee determines the compensation for the Chief Executive Officer and reviews and approves compensation for other corporate officers and certain other members of management. In addition, the Committee administers the Company's stock option plans, subject to control of the Board of Directors, and the Management Incentive Compensation program. During fiscal 1998, the Compensation Committee held one meeting.

     Long Range Planning Committee. During the past year Messrs. Edward L. Baker, John D. Baker II, Carpenter, Ernest, Fichthorn and Lovett comprised the Long Range Planning Committee. The Committee reviews the Company's long term strategic initiatives. During fiscal 1998, the Long Range Planning Committee did not hold any meetings.

     The full Board of Directors acts as the Nomination Committee.

     During the last fiscal year each of the directors attended 75% or more of all meetings of the Board and its Committees on which the director served, except for A. R. Carpenter who attended 60% of such meetings.

                             Executive Compensation

Summary Compensation Table

     The following table sets forth information concerning the compensation of the Company's Chief Executive Officer and its other four most highly compensated executive officers who served in such capacities at any time during the fiscal year ended September 30, 1998:


                                       Annual Compensation
                                                           Long Term    All
                                                           Com-         Other
                                                           pensation    Compen-
Name and Principal              Salary          Bonus      Options      sation
   Position           Year      ($)(a)         ($)(a)       #(e)        ($) (b)


John D. Baker, II     1998      360,000        150,000         -       27,957(c)
 President and        1997      307,500        141,750     100,000     26,997(c)
 Chief Executive      1996      281,250         85,500         -       25,556 (c)
 Officer

Edward L. Baker       1998      413,750        168,000         -       38,117(d)
Chairman of the       1997      395,000        177,750     100,000     37,251(d)
 Board                1996      390,000        118,500         -       36,005(d)


C. J. Shepherdson     1998      282,500        142,500         -       15,178
 Vice President       1997      272,500        137,500      30,000     14,194
                      1996      261,250         79,500         -       12,543

Fred W. Cohrs         1998      232,500         94,000         -       14,967
 Vice President       1997      220,750        101,250      30,000     14,194
                      1996      206,200         40,000         -       12,793

H. B. Horner          1998      226,875         91,000         -       14,798
 Executive Vice       1997      223,750        101,250      30,000     14,194
 President            1996      218,750         64,020         -       12,543


(a) Includes amounts deferred under the Company's Profit Sharing and Deferred Earnings Plan. Bonuses are accrued in the year earned and paid in the following year.

(b) Represents the contribution to the Company's Profit Sharing and Deferred Earnings Plan.

(c)  Includes $12,556 in 1998,  $12,803 in 1997 and $13,013 in 1996, the present value of the benefit of a split-dollar premium paid during the fiscal year.

(d)  Includes $22,602 in 1998,  $23,057 in 1997 and $23,462 in 1996, the present value of the benefit of a split-dollar premium paid during the fiscal year.

(e)  See Option Grant Table below for more detail concerning the option grant.

Option Grants in the Last Fiscal Year

     No stock options were granted to the executive officers named in the Summary Compensation table during the fiscal year ended September 30, 1998.


Option Exercises and Year End Values

     The following table shows information with respect to stock options exercised during the fiscal year ended September 30, 1998 and the number and value of unexercised options held by each executive officer named in the Summary Compensation Table.



                                                          Number of                  Value of Unexercised
                                                         Unexercised                 In-The-Money Options
                                                         Options at                    at September 30,
                                                     September 30, 1998                    1998 (1)
                                                     ------------------                    --------
                    Shares
                  Acquired on        Value        Exercis-       Unexercis-        Exercis-       Unexercis-
Name              Exercise(1)      Realized        able #          able #           able $          able $
----              ----------       --------        ------          ------           ------          ------


John D.             22,500            358,583      103,500          94,000          1,109,063      818,438
Baker II
Edward L.           40,000            637,480      110,000          80,000          1,263,750      667,500
Baker
C.J.                    -                  -        42,000          24,000            488,813      200,250
Shepherdson
H. B.                   -                  -         6,000          24,000             50,063      200,250
Horner
Fred W.                 -                  -         6,000          24,000             50,063      200,250
Cohrs



(1) The closing price of the Company's common stock on the New York Stock Exchange composite transactions on September 30, 1998 of $24.75 the exercise price, was used in calculating the value of unexercised and exercisable options.

Pension Plan

     The Company has a Management Security Plan (the "MSP Plan") for certain officers, including directors who are officers, and certain key employees. Benefit levels have been established on the basis of base compensation. The MSP Plan provides that in the event a participant dies prior to his retirement his beneficiary will receive twice the amount of such participant's benefit level in monthly payments for a period of 12 months and thereafter the benefit level in monthly payments for the next 168 months or until such time as such participant would have reached age 65, whichever is later. Upon reaching normal retirement age, a participant is entitled to receive twice the amount of his benefit level in equal monthly payments for 12 months and thereafter, until his death, the benefit level in monthly payments. If a participant dies after his retirement, his beneficiary, if any, will receive such participant's benefit for a period of 15 years from the date of the participant's retirement or until the death of the beneficiary, whichever occurs first. The annual retirement benefit levels in effect at September 30, 1998 for the executive officers named above participating in the MSP Plan were:

         John D. Baker II                                $187,500
         Edward L. Baker                                 $210,000
         C. J. Shepherdson                               $142,500
         H. B. Horner                                    $113,750

In addition to amounts stated in the above table, the Company has entered into a retirement benefit contract with C. J. Shepherdson which provides for annual retirement benefits of $20,000. The benefits are payable to Mr. Shepherdson or his spouse until the death of the survivor.

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that incorporate future filings, including this Proxy Statement, in whole or in part, the following Compensation Committee Report and Shareholder Return Performance shall not be incorporated by reference into any such filings.

                          Compensation Committee Report

     The Compensation Committee of the Board of Directors ("the Committee") determines the compensation of the Chief Executive Officer and reviews and approves compensation of other officers and members of management reaching a salary level established by the Board. In addition, the Committee administers the Company's stock option plans, subject to control of the Board, and the Management Incentive Compensation ("MIC") program. The full Board ratifies the recommendations of the Committee.

     The Committee's goals are to develop and maintain executive compensation programs that preserve and enhance shareholder value. Under the direction of the Committee, management has developed a compensation structure designed to compensate fairly executives for their performance and contribution to the Company, to attract and retain skilled and experienced personnel, to reward superior performance and to align executive and shareholder long-term interests.

     Base salary levels for executives are established taking into consideration business conditions, the Company's size and performance and peer group and industry compensation levels. The Chief Executive Officer's salary is based on these factors and his performance in leading the Company and its businesses.

     The MIC program provides officers and key employees an opportunity for annual incentive compensation. The program provides an annual cash bonus as a financial incentive to participants who achieve their business unit's and the Company's goals and objectives. Profit levels are set for various segments of the business. Depending on the level of profitability obtained, an individual may become eligible for a bonus equal to a certain percentage of his year end base salary ranging up to a maximum of 50%. However, that bonus may then be adjusted down based on the degree by which the individual accomplishes his individual goals and objectives for the year. The total amount of MIC for the entire Company in any year is limited to 15% of consolidated income before income taxes. At the beginning of each year, after taking into consideration the outlook for the general economy, the construction materials industry, the Company's markets, prior year performance and the budget for the upcoming year the Committee approves target levels of net income as adjusted by certain items as profit levels on which the Chief Executive Officer's MIC is based.

     The Committee believes that long-term compensation in the form of stock options is critical in motivating and rewarding the creation of long-term shareholder value by linking the compensation provided to officers and other key management personnel with gains realized by the shareholders. In addition, the vesting periods associated with stock options encourage this key group to continue in the employ of the Company. All options granted have been granted at an option price equal to the fair market value of the Company's common stock on the date of grant. In subjectively determining the number of options to be granted to an individual, including the Chief Executive Officer, the Committee takes into account the cost to exercise the option and the individual's relative base salary, scope of responsibility, ability to affect profits and value to the Company.

     This report is submitted by the members of the Compensation Committee: Luke
E. Fichthorn, III, Chairman, A. R. Carpenter,  Albert D. Ernest, Jr. and Radford
D. Lovett.

           Compensation Committee Interlocks and Insider Participation

     Three members of the Compensation Committee, Messrs. Fichthorn, Lovett and Ernest, are among the seven directors of the Company who are also directors of FRP Properties, Inc. ("FRPP").

The other four directors of both FRPP and the Company who are not members of the Compensation Committee are Edward L. Baker, John D. Baker II, Thompson S. Baker II and Francis X. Knott. The seven directors own approximately 40.5% of the stock of FRPP and 29.6% of the stock of the Company. Accordingly, the Bakers, who own approximately 29.2% of the stock of the Company and 39.4% of the stock of FRPP, may be considered to be control persons of both the Company and FRPP.

     Messrs. Edward L. Baker, Albert D. Ernest, Jr. and A. R. Carpenter serve as members of the Compensation Committee of the Board of Directors of Regency Realty Corporation. Mr. Martin E. Stein, Jr., who is a director of FRPP, is a director, Chairman and Chief Executive Officer of Regency Realty Corporation.

     There were no other interlocks of executive officers or board members of the Company serving on the compensation or equivalent committee of another entity which has any director or executive officer serving on the Compensation Committee, other committees or Board of Directors of the Company.

                         Shareholder Return Performance

     The following graph compares the performance of the Company's Common Stock to that of the AMEX Market Value Index, The S&P 600 Smallcap Index and a peer group of industry companies for the period commencing September 30, 1993 and ending on September 30, 1998. The graph assumes that $100 was invested on September 30, 1993 in the Company's common stock and in each of the indices and assumes the reinvestment of dividends. The Peer Group consists of the following companies: CalMat Co., Florida Rock Industries, Inc., Lafarge Corporation, Martin Marietta Materials, Inc., Southdown, Inc., Texas Industries, Inc. and Vulcan Materials Company. This group is consistent with the group used in the 1998 proxy with the exception of Medusa Corporation which merged with Southdown, Inc. during the current year.


Index as of September 30


                                      1993           1994          1995           1996           1997           1998


Florida Rock                           100            100           108            114            237            199
AMEX MKT VALUE                         100            100           118            124            156            141
S&P 600 Index                          100             99           125            145            198            168
Peer Group                             100            110           111            125            206            203
-----------------------------  ----------- -------------- -------------  -------------  -------------  -------------


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Seven of the Company's directors (Edward L. Baker, John D. Baker II, Thompson S. Baker II, Albert D. Ernest, Jr., Luke E. Fichthorn III, Francis X. Knott and Radford D. Lovett) are directors of FRPP. Such directors own approximately 41% of the stock of FRPP and 30% of the stock of the Company. Accordingly, the Bakers, who own approximately 29% of the stock of the Company and 39% of the stock of FRPP, may be considered to be control persons of both the Company and FRPP. See "Compensation Committee Interlocks and Insider Participation" for further information on the relationship between the Company and FRPP.

     The Company and FRPP routinely are engaged in business together through the hauling by FRPP of construction aggregates and other products for the Company and the leasing to the Company of construction aggregates mining and other properties. FRPP has numerous aggregates hauling competitors at all terminal and plant sites and the rates charged are, accordingly, established by competitive conditions. Approximately 8.5% of FRPP's revenue was attributed to the Company during fiscal year 1998.

     Edward L. Baker is entitled to receive sand mining royalty payments of $.05 per ton from the Company under lease agreements which terminate in 2002 and 2048 relating to approximately 489 acres. No payments were made during fiscal 1998 under these agreements.

     On May 14, 1974, the Company exercised its option to purchase the sand on 71 acres of land in Putnam County, Florida. The land is owned 25% by Edward L. Baker, 25% by a trust in which Edward L. Baker and John D. Baker II each have a one-third beneficial interest and 50% by certain other interests. The term of the agreement ends on June 30, 2004. The landowners are entitled to receive $.08 per ton (subject to escalation provisions) for sand as it is mined with an annual minimum payment of $6,000. The minimum payment only was paid in fiscal 1998. The mining agreement may be terminated at any time by the Company.

     Mr. Fichthorn provided the Company with financial consulting and other services during fiscal 1998 for which he received $60,000.

     In the opinion of the Company, the terms, conditions, transactions and payments under the agreements with the persons described above were not less favorable to the Company than those which would have been available from unaffiliated persons.

               COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table and notes set forth the beneficial ownership of common stock of the Company by each person known by the Company to own beneficially more than 5% of the common stock of the Company. The stock has been adjusted to reflect the two for one stock split effective October 31, 1998.

  NAME AND ADDRESS              AMOUNT AND NATURE              PERCENT
OF BENEFICIAL OWNER            BENEFICIAL OWNERSHIP            OF CLASS

Baker Investments, Ltd.          4,108,172 (1)                  21.7%
 P.O. Box 4667
 Jacksonville, FL 32201

Royce & Associates, Inc.         1,366,600 (2)                   7.3%
Royce Management Company            21,600 (2)                    .1%
                                 ---------                      ----
 1414 Avenue of the Americas     1,388,200 (2)                   7.4%
 New York, NY  10019

Estabrook Capital Management       970,650 (3)                   5.1%
 430 Park Avenue
 Suite 1810
 New York, NY 10022

(1) Baker Investments, Ltd. is a limited partnership in which Edward L. Baker and John D. Baker II are general partners and as such have shared voting and dispositive power over the shares owned by the partnership. Directly as general partners and through trusts which are limited partners, each of Edward L. Baker and John D. Baker II have a pecuniary interest in 1,369,390 shares. Ownership is reported as of October 31, 1998.

(2) Royce & Associates, Inc. ("Royce"), Royce Management Company ("RMC") and Charles M. Royce reported that they are members of a group pursuant to Securities and Exchange Commission Rule 13d-(1)(b)(ii)(H). Mr. Royce, who may be deemed to be a controlling person of Royce and RMC, does not own any shares outside of Royce and RMC and disclaims beneficial ownership of the shares held by Royce and RMC. Royce and RMC are investment advisers, formerly known as Quest Advisory Corp. and Quest Management Company. Each has sole voting and dispositive power as to the shares shown. Ownership is reported as of February 4, 1998.

(3) Estabrook Capital Management is an investment advisor and reports, as of October 20, 1998, shared voting power and sole dispositive power as to 970,650 shares.

                COMMON STOCK OWNERSHIP BY DIRECTORS AND OFFICERS

     The following table and notes set forth the beneficial ownership of common stock of the Company by each director and each non-director named in the Summary Compensation Table and by all officers and directors of the Company as a group as of October 30, 1998 and also includes shares held under options as of October 30, 1998 which are exercisable within 60 days of December 14, 1998.

   NAME OF                      AMOUNT AND NATURE            PERCENT OF
BENEFICIAL OWNER               BENEFICIAL OWNERSHIP             CLASS

Edward L. Baker                3,219,847 (1)(2)(3)(4)           16.9%
John D. Baker II               2,330,479 (1)(2)(3)(4)(5)(6)     12.5%
Thompson S. Baker II              59,232 (2)                       *
A. R. Carpenter                     1900                           *
Charles H. Denny III             231,980 (7)                      1.3%
Albert D. Ernest, Jr.              4,354                           *
Luke E. Fichthorn III             45,368                           *
H. B. Horner                       7,800                           *
Francis X. Knott                   7,034                           *
Radford D. Lovett                 20,312                           *
C. J. Shepherdson                 82,330                           *
Fred W. Cohrs                      6,507                           *
G. Kennedy Thompson                1,000                           *
All Directors and
Officers as a group
(20 people)                    6,135,326 (8)                    31.9%

*Less than 1%

     The preceding table includes the following shares held under the Company's Tax Reduction Act Employee Stock Ownership Plan ("TRAESOP") as of October 30, 1998, as to which the named person has sole voting power, and shares held under options which are exercisable within 60 days of December 14, 1998.

                            SHARES UNDER TRAESOP      SHARES UNDER OPTION

Edward L. Baker                  12,191                  110,000
John D. Baker II                  7,442                  110,500
Thompson S. Baker II                 59                   33,000

All directors and
officers as a group              41,307                  348,000

(1) 746 of the shares shown opposite Edward L. Baker are held in a fiduciary account in which Edward L. Baker and John D. Baker II each have a one-third pecuniary interest. Edward L. Baker and John D. Baker II are co-trustees with a corporate trustee as to these shares and have shared voting power; however, the individual trustees have the power to remove the corporate trustee and appoint a successor corporate trustee and the individual trustees share investment power to the exclusion of the corporate trustee in the event of disagreement. Such shares are excluded from those shown opposite the name of John D. Baker II.

(2) Edward L. Baker, John D. Baker II and Thompson S. Baker II may be considered to be control persons of the Company.

(3) Shares shown opposite the name of Edward L. Baker include 1,369,390 shares owned by Baker Investments, Ltd. See note (1) on page 14. Such shares are excluded from those shown opposite the name of John D. Baker II.

(4) Includes 5,364 shares owned by Mrs. Edward L. Baker, as to which he disclaims any beneficial interest. Includes 106,920 shares held by Edward
     L. Baker as trustee for the children of John D. Baker II, as to which Edward L. Baker has sole investing and voting power but disclaims any beneficial interest. Such shares are excluded from those shown opposite the name of John D. Baker II.

(5) Includes 2,800 shares owned by Mrs. John D. Baker II, as to which he disclaims any beneficial interest.

(6) Regency Square II, a Florida general partnership, owns 54,000 shares of the Company. Trust B under the will of Martin E. Stein, deceased, as a general partner, holds a 46.2128% interest in the partnership. John D. Baker II is a co-trustee of the trust and as such has a one-third shared voting and dispositive power as to the trust. The partnership's shares in the Company are included in the above table for John D. Baker II, who disclaims any pecuniary or other beneficial interest in such shares.

(7) Includes 4,000 shares owned by Mrs. Charles H. Denny III, as to which he disclaims any beneficial interest.

(8) Includes, in addition to all of the individual holdings for persons named above, 91,969 shares owned by other officers of the Company, of which 200 shares are owned by the wife of one officer and 53,500 shares held under options which were exercisable within 60 days December 14, 1998.

                              INDEPENDENT AUDITORS

     The Board of Directors has selected Deloitte & Touche LLP as independent certified public accountants to examine the consolidated financial statements of the Company for fiscal 1999. Representatives of Deloitte & Touche LLP are expected to be present at the shareholders' meeting with the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

                              SHAREHOLDER PROPOSALS

     Proposals of shareholders intended to be included in the Company's proxy statement and form of proxy relating to the 2000 Annual Meeting must be delivered in writing to the principal executive offices of the Company no later than August 17, 1999. The inclusion of any proposal will be subject to the applicable rules of the Securities and Exchange Commission.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and beneficial owners of 10% or more of the Company's outstanding common stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission, The New York Stock Exchange and the Company. Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, the Company believes all persons subject to these reporting requirements filed the required reports on a timely basis.

                              COST OF SOLICITATION

     The cost of solicitation of proxies will be borne by the Company, including expenses in connection with the preparation and mailing of this proxy statement. The Company will reimburse brokers and nominees their reasonable expenses for sending proxy material to principals and obtaining their proxies. In addition to solicitation by mail, proxies may be solicited in person or by telephone or other electronic means by directors, officers and other employees of the Company.

                                  OTHER MATTERS

     The Board of Directors does not know of any other matters to come before the meeting. However, if any other matters come before the meeting, the persons named in the enclosed form of proxy or their substitutes will vote said proxy in respect of any such matters in accordance with their best judgment pursuant to the discretionary authority conferred thereby.

                                         BY ORDER OF THE BOARD OF DIRECTORS


December 14, 1998                                 Dennis D. Frick
                                                     Secretary


                    PLEASE RETURN THE ENCLOSED FORM OF PROXY,
                   DATED AND SIGNED, IN THE ENCLOSED ADDRESSED
                      ENVELOPE, WHICH REQUIRES NO POSTAGE.

SHAREHOLDERS MAY RECEIVE WITHOUT CHARGE A COPY OF FLORIDA ROCK INDUSTRIES, INC.'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K INCLUDING THE FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES BY WRITING TO THE TREASURER AT POST OFFICE BOX 4667, JACKSONVILLE, FLORIDA 32201.

                          FLORIDA ROCK INDUSTRIES, INC.
                      PROXY SOLICITED BY BOARD OF DIRECTORS

       FOR THE ANNUAL MEETING OF SHAREHOLDERS CALLED FOR FEBRUARY 3, 1999


     The undersigned hereby appoints Edward L. Baker and John D. Baker II, or either of them, the attorneys, agents and proxies of the undersigned with full power of substitution to vote all the shares of common stock of Florida Rock Industries, Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the general offices of the Company, 155 East 21st Street, Jacksonville, Florida on February 3, 1999, at 9 o'clock in the morning, and all adjournments thereof, with all the powers the undersigned would possess if then and there personally present. Without limiting the general authorization and power hereby given, the above proxies are directed to vote as instructed on the matters below:


1. The election of four directors to serve for a term of three years.

     / /  FOR the nominees listed below      / /  WITHHOLD AUTHORITY to vote for
          nominees listed below                   all nominees listed below
          (except as marked to the
          contrary below)

          A.R. Carpenter, John D. Baker II, Charles H. Denny III and G. Kennedy Thompson

     To withhold authority to vote for any individual nominee, write that nominee's name in the space provided.


   ---------------------------------------------------------------------------


2. To transact such other business as may properly come before the meeting or any adjournments thereof.




                   (Continued and to be signed on other side)
   - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

     The undersigned hereby revokes any proxy heretofore given with respect to said stock, acknowledges receipt of the Notice and the Proxy Statement for the meeting accompanying this proxy, each dated December 14, 1998, and authorizes and confirms all that the said proxies or their substitutes, or any of them, may do by virtue hereof.


                 Dated:_______________________________________,199___

                 ----------------------------------------------------
                                                            Signature


                 ----------------------------------------------------
                                            Signature if Held Jointly



               IMPORTANT: Please date this proxy and sign exactly as your name or names appear(s) hereon. If the stock is held jointly, signatures should include both names. Personal representatives, trustees, guardians and others signing in a representative capacity should give full title. If you attend the meeting you may, if you wish, withdraw your proxy and vote in person.